Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200355) pertaining to Fairmount Santrol Holdings Inc. of our report dated June 23, 2016, with respect to the financial statements of the Fairmount Santrol Retirement Savings Plan included in this Annual Report on Form 11-K for the fiscal year ended December 31, 2015.

/s/ Meaden & Moore, Ltd.

Meaden & Moore, Ltd.

Cleveland, Ohio

June 23, 2016